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                                                                    EXHIBIT 3.31


                      BYLAWS OF POOL COMPANY (TEXAS) INC.
                        A CORPORATION INCORPORATED UNDER
                         THE LAWS OF THE STATE OF TEXAS

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         These Bylaws shall constitute the private laws of Pool Company (Texas)
Inc., a corporation duly incorporated under the laws of the State of Texas (herein called the "corporation"), for the administration and regulation of the affairs of the corporation.

         In the event any provision of these Bylaws is or may be in conflict with any applicable law of the United States or the State of Texas, or of any order, rule, regulation, decree or judgment of any governmental body or power or court having jurisdiction over this corporation, or over the subject matter to which such provision of these Bylaws applies or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or order, rule, regulation, decree or judgment, and shall in all other respects be in full force and effect.


                                   ARTICLE I

                                    OFFICES

         Section 1. The registered office of the corporation shall be at such place as the Board of Directors shall determine, and the registered agent of the corporation at such address shall be such person as the Board of Directors may from time to time designate.

         Section 2. The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.





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                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of the shareholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors.

         Section 2. The Annual Meeting of the Shareholders, for the election of a Board of Directors and the transaction of such other business as may properly be brought before the meeting, shall be held each year on such date and at such time as may be determined by the Board of Directors or by the Chairman.

         Section 3. Special meetings of the shareholders may be called by the Chairman or his designee. Business transacted at all special meetings shall be confined to the objects stated in the notice of meeting.

         Section 4. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman or the Corporate Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a





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period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 6. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by written proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or these Bylaws. The vote for the election of Directors and, upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot. Cumulative voting is expressly prohibited.

         Section 8. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his





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duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11)
months from the date of its execution unless otherwise provided in the proxy. All proxies shall be revocable unless expressly provided therein to be irrevocable and shall be filed with the Corporate Secretary of the corporation prior to or at the time of the meeting at which they are to be voted.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 10. The Chairman or, in his absence, his designee, shall preside at all meetings of the shareholders.

         Section 11. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject thereof.

         Section 12. Upon compliance with the notice requirements of this Article or waiver of notice, a meeting of shareholders may be conducted by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other.





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                                  ARTICLE III

                                   DIRECTORS

         Section 1. The business and affairs of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. The Board of Directors shall consist of such number between three and twelve Directors as shall be determined by the shareholders. None of the Directors need be shareholders or residents of the State of Texas. A person shall be ineligible to be a Director of the corporation after his sixty-fifth birthday and in the event of such ineligibility his office shall thereupon become vacant. The Directors shall be elected at the annual meeting of shareholders, except as provided in Section 4 of this Article III. Unless he shall resign or become ineligible, each Director shall hold office until his successor shall be elected and qualify.

         Section 3. Any Director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Corporate Secretary. Resignations shall take effect when tendered or at the time specified in the tender and, unless otherwise specified, the acceptance of a resignation shall not be necessary to make it effective.

         Section 4. Any Director may be removed either for or without cause, at any special meeting of the shareholders by the affirmative vote of the holders or record of a majority of the shares present in person or by proxy at such meeting and entitled to vote for such removal, if notice of the intention to act upon such matter shall have been given in the notice calling for such meeting. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though such remaining Directors shall be less than





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a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Texas.

         Section 6. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless, by unanimous consent of the Directors then elected and serving such time or place shall be changed.

         Section 7. Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 8. Special meetings of the Board of Directors may be called by the Chairman or his designee on three days' notice to each Director, either personally or by mail or by telegram. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

         Section 9. At all meetings of the Board of Directors the presence of a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors. If a quorum shall not be present at any meeting of





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Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Upon compliance with the notice requirements of this Article or waiver of notice, a meeting of the Board of Directors may be conducted by means of conference telephone or similar communications equipment if all can hear each other.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.

         Section 2. Whenever any notice is required to be given to any Director or shareholder of the corporation under the provisions of these statutes or of the Articles of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose, in writing filed at the meeting, of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or held.





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                                   ARTICLE V

                                    OFFICERS

         Section 1. The executive officers of the corporation shall be a Senior Chairman, a Chairman, a President, one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents, a General Counsel, a Controller, a Corporate Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except that the President and the Corporate Secretary shall not be the same person. Each such executive officer shall have such authority and perform such duties in the management of the corporation, as may be prescribed by the Chairman or as determined by resolution of the Board of Directors.

         Section 2. The Board of Directors may elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such term and who shall have such authority and perform such duties as may be prescribed by the Board of Directors or the Chairman. The power to appoint such other officers and agents may be delegated by the Board of Directors to the Chairman to the extent the Board may delineate by resolution.

         Section 3. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation, retirement or removal from office. Any officer or agent elected or appointed by the Board of Directors or by the Chairman may be removed by the Chairman or Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

         Section 4. THE SENIOR CHAIRMAN. The Senior Chairman shall be the chief executive officer of the corporation and shall, subject to the direction and control of the Board of





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Directors, be its representative and medium of communication.  He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of shareholders and at all meetings of the Board of Directors. He shall be in general charge of the affairs of the Corporation. He shall, in the absence of inability to act of the Chairman, be charged with the duties and responsibilities of the Chairman.

         Section 5. THE CHAIRMAN. The Chairman shall have such powers and responsibilities, and shall perform such duties, as delineated by the Board or by the Senior Chairman. He shall be directly responsible to the Senior Chairman in such performance. He shall, in the event of the absence or inability to act of the President, be charged with the responsibilities of the President. If the Board of Directors does not elect a Senior Chairman, the Chairman shall exercise the powers, duties and responsibilities given to the Senior Chairman under Section 4 and other provisions of these Bylaws.

         Section 6. THE PRESIDENT. The President shall be the chief operating officer of the corporation. He shall have such powers and responsibilities and shall perform such duties as delineated by the Board or by the Chairman. He shall be directly responsible to the Chairman in said performance. In the event of the inability to act of the Chairman, or if the office of Chairman shall be vacant, the President shall exercise the powers, duties and responsibilities given to the Chairman under any provisions of these Bylaws.

         Section 7. EXECUTIVE VICE PRESIDENTS. Each Executive Vice President shall have such powers and responsibilities, and shall perform such duties, as delineated by the Board or President. They shall be directly responsible to the President in said performance.

         Section 8. SENIOR VICE PRESIDENTS. Each Senior Vice President shall have such powers and responsibilities, and shall perform such duties, delineated by the Board or President.





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They shall be directly responsible to such executive officer as the President may from time to time prescribe.

         Section 9. VICE PRESIDENTS. Each Vice President shall have such powers and responsibilities, and shall perform such duties, as may be delineated by the Board or President. They shall be directly responsible to such executive officer as the President may from time to time prescribe.

         Section 10. GENERAL COUNSEL. The General Counsel shall have general control over all matters of a legal nature concerning the corporation and shall perform such duties as delineated by the Board or President. He shall be directly responsible to the President in said performance.

         Section 11. CONTROLLER. The Controller shall be in general control of the accounts of the corporation, shall prepare and interpret required accounting, financial and statistical statements, shall be directly responsible to such executive officer and shall perform such other duties as the Board or President may from time to time prescribe.

         Section 12. CORPORATE SECRETARY. The Corporate Secretary shall attend all meetings of the Board of Directors and shareholders and act as secretary thereof and shall record all votes and minutes of all proceedings of the Board of Directors and shareholders in a book for that purpose maintained and kept in his custody. He shall keep in his custody the seal of the corporation and shall in general perform all the duties incident to the office of Secretary of a corporation. He shall act as Transfer Agent of the corporation and/or Registrar of its capital stock and other securities; provided that the Board of Directors may by resolution appoint one or more other persons or corporations as Transfer Agents and/or Registrars or as Co-Transfer Agents and/or Co-Registrars. He shall be directly responsible to the President and shall perform such other duties as the Board or President may from time to time prescribe.





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         Section 13.  TREASURER.  The Treasurer shall have custody of all the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements. He may endorse checks, notes and other obligations on behalf of the corporation for collection and shall deposit the same, together with all monies and other valuable effects, to the credit of the corporation in banks or depositories as the Board of Directors may designate or as may be designated in accordance with resolutions of the Board of Directors. He shall be directly responsible to such executive officer as the Chairman may from time to time designate and shall perform all duties incident to the office of Treasurer of a corporation as the Board or Chairman shall designate.

         Section 14. ASSISTANT CORPORATE SECRETARY, ASSISTANT TREASURER, ASSISTANT CONTROLLER. The Board of Director or the Chairman may appoint one or more Assistant Corporate Secretaries, Assistant Treasurers and Assistant Controllers and such other appointive officers as may be appropriate and required. They shall be directly responsible to such executive officer and shall perform such duties as the Board, the Chairman or the President may from time to time designate.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

         Section 1. The shares of stock of this corporation shall be deemed personal estate, and shall be transferable only on the books of the corporation in such manner as these Bylaws prescribe.

         Section 2. Every shareholder in the corporation shall be entitled to have a certificate or certificates representing the number of shares owned by him. The certificates of shares of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares, and shall be signed by the





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Chairman and Treasurer or Assistant Treasurer and bear the corporate seal; but the signatures of such officers and the seal of the corporation upon such certificates may be facsimiles, engraved or printed where such certificate is signed by a duly authorized Transfer Agent or Co-Transfer Agent and a Registrar or Co-Registrar.

         Section 3. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the corporation.

         Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation and its Transfer Agents and Registrars and its Co-Transfer Agents and Co-Registrars with respect to the certificate alleged to have been lost or destroyed.

         Section 5. TRANSFERS OF SHARES. Transfers of shares of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

         Section 6. The Board of Directors may close the stock transfer books of the corporation for a period not to exceed fifty (50) days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any





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purpose, provided that if such books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of so closing the stock transfer books, the Board of Directors may fix a date in advance, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the respective determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise rights in respect of any such change, conversion or exchange of capital stock and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the corporation after any such record date fixed as aforesaid. In the absence of any designation with respect thereto by the Board of Directors, the date upon which the notice of a meeting is mailed or resolutions declaring a dividend are adopted shall be the record date for such determination in regard to meetings of shareholders or declarations of dividends.

         Section 7. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Texas.

         Section 8. BONDS, DEBENTURES AND EVIDENCE OF INDEBTEDNESS. Bonds, debentures and other evidence of indebtedness of the corporation shall be signed by the Chairman, the President or any Vice President and the Treasurer or an Assistant Treasurer and





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shall bear the corporate seal and when so executed shall be binding upon the corporation, but not otherwise. The seal of the corporation thereon may be facsimile, engraved or printed, and where any such bond, debenture or other evidence of indebtedness is authenticated with the manual signature of an authorized officer of the corporation or trustee appointed or named by an indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers authorized to execute such security may be facsimile.

         Section 9. SIGNATURES ON SHARE CERTIFICATES, BONDS, INDENTURES AND EVIDENCE OF INDEBTEDNESS. In case any officer who signed, or whose facsimile signature has been placed on any certificate representing shares of stock, bond, debenture or evidence of indebtedness of this corporation shall cease to be an officer of the corporation for any reason before the same has been issued or delivered by the corporation, such certificate, bond, debenture or evidence of indebtedness may nevertheless be issued and delivered as though the person who signed it or whose facsimile signature had been placed thereon had not ceased to be such officer.

                                  ARTICLE VII

                   DEEDS AND OTHER INSTRUMENTS OF CONVEYANCE

         Section 1. Deeds and other instruments of the corporation conveying land or any interest in land shall be signed by the Chairman, the President or a Vice President, or an attorney-in-fact of the corporation when authorized by appropriate resolution of the Board of Directors or shareholders, and attested by the Corporate Secretary or an Assistant Corporate Secretary and shall bear the corporate seal and when so executed shall be binding upon the corporation, but not otherwise.





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                                  ARTICLE VIII

                      CHECKS, DRAFTS AND BILLS OF EXCHANGE

         Section 1. The President of the corporation may from time to time establish General Bank Accounts, Depository Bank Accounts, and such Special Bank Accounts as in his judgment may be needed in carrying on and dispatching the business of the corporation. All checks, drafts and bills of exchange issued in the name of the corporation and calling for the payment of money out of said General Accounts, Depository Accounts, or Special Accounts of the corporation shall be signed by the Controller or Assistant Controller, or such agents and employees as the President may from time to time designate and authorize to sign for the Controller, and countersigned by the Treasurer or any Assistant Treasurer, or such agents and employees as the President may from time to time designate and authorize to sign for the Treasurer; and when so designated by the President, the signature of the Treasurer or an Assistant Treasurer may be affixed by the use of a check-signing machine; provided that for the purpose of transferring funds from any bank or depository at which the corporation has funds on deposit to any other bank or depository of the corporation for credit to the corporation's account, a form of check having plainly printed upon its face "DEPOSITORY TRANSFER CHECK" and being by its wording payable to a bank or depository for credit to the account of the corporation, is hereby authorized, and such checks shall require no signature other than the name of the corporation printed at the lower right comer; and further provided that checks, drafts and bills of exchange issued in the name of the corporation in the amount of $5,000, or the equivalent thereof in foreign currency, or less need bear only one signature and that being the signature of the Treasurer or an Assistant Treasurer, affixed either manually or by the use of a check-signing machine, or the manual signature of such agents and employees as the President may from time to time designate and authorize to sign for the Treasurer, and further provided that no person authorized to sign checks or drafts may sign a





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check or draft payable to himself.  When signed in such applicable manner, but not otherwise, every check, draft or bill of exchange issued in the name of the corporation and calling for the payment of money out of the General Bank Accounts, Depository Bank Accounts, and Special Bank Accounts of the corporation shall be valid and enforceable according to its wording, tenor and effect, but not otherwise. Provided however, that for the purpose of transferring funds between accounts of the corporation, from accounts of the corporation to accounts of Pool Energy Services Co. and its subsidiaries and affiliates, from accounts of the corporation to accounts of subsidiaries and affiliates, and from accounts of the corporation for the purpose of investment of corporate funds, the Treasurer or an Assistant Treasurer, or such agents and employees as the President may from time to time designate and authorize, may make such transfer of funds by bank wire transfers through oral or written instructions; and for the purpose of transferring funds from accounts of the corporation to accounts of other third parties, such funds may be transferred by bank wire transfers but only upon written instructions from the Treasurer or an Assistant Treasurer or such agents and employees as the President may from time to time designate and authorize to sign for the Treasurer, and countersigned by the Controller or Assistant Controller, or such agents and employees as the President may from time to time designate and authorize to sign for the Controller.

         Section 2. The Treasurer of the corporation may establish special bank accounts designated as Agent's Accounts or Local Manager's Account in such bank or banks as in his judgment may be needed in carrying on and dispatching the business of the corporation, provided that the Treasurer in establishing and maintaining such accounts shall keep only such funds therein and in such amount as may be required for the local needs of such accounts and provided that checks or drafts issued against or drawn on such accounts shall be valid and binding on the corporation according to their wording, tenor and effect when signed by either the Treasurer of





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the corporation or by such agent or employee of the corporation as may be designated by the Treasurer in writing to such bank or when signed in such manner and by such agent or employee of the corporation as may be designated by the President of the corporation; and further provided that checks and drafts issued in the name of the corporation against funds in such Agent's Account or Local Manager's Account in the amount of $1,000.00 or more must be countersigned by two persons authorized to sign such checks or drafts.

                                   ARTICLE IX

                                  FISCAL YEAR

         Section 1. The fiscal year shall begin the first day of January in each year.

                                   ARTICLE X

                                   DIVIDENDS

         Section 1. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of the Articles of Incorporation.

                                   ARTICLE XI

                                    RESERVES

         Section 1. There may be created by resolution of the Board of Directors out of the retained earnings of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.





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                                  ARTICLE XII

                                      SEAL

         Section 1. The corporation's seal shall have inscribed thereon the name of the corporation, the year of the organization and the words "Corporate Seal, Texas." Said seal may be used by causing it or a facsimile there of to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XIII

                                INDEMNIFICATION

         Section 1. The corporation shall indemnify any person who (1) is or was a director, officer, employee or agent of the corporation, or (2) while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. The corporation may indemnify any person to such further extent as permitted by laws.


                                  ARTICLE XIV

                                   AMENDMENTS

         Section 1. Bylaws of the corporation may be amended, repealed or adopted by vote of the holders a majority of the shares at the time entitled to vote in the election of any directors. If, at any meeting of shareholders, action is proposed to be taken to amend, repeal or adopt Bylaws, the notice of such meeting shall include a brief statement or summary of the proposed action.





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
                                  ARTICLE XIII

                                INDEMNIFICATION

         Section 1. The corporation shall indemnify any person who (1) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,





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
against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation except to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or





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
officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if, any, as the Board of Directors deems appropriate.

         Section 6. The indemnification and advancement of expenses provided by or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 9. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents,





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
so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 10. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest o@f the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation' as referred to in this Article.





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